EXHIBIT 23.1

       1.


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of The Bank of New York Company, Inc. listed below of our report dated February 25, 1994, appearing in the 1993 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K of The Bank of New York Company, Inc. for the year ended December 31, 1993.

On Form S-3:
No. 33-50333

On Form S-4:
No. 33-25805

On Form S-8:
No. 33-57670
Post Effective Amendment No. 2 to Registration Statement
No. 2-95764
Post Effective Amendment No. 5 to Registration Statement
No. 2-95765
Pre Effective Amendment No. 1 to Registration Statement
No. 33-20999
Pre Effective Amendment No. 1 to Registration Statement
No. 33-33460


/s/ Deloitte & Touche
New York, New York
March 28, 1994